EXHIBIT 10.12

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

     FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT, dated as of October 13, 2004 (the “First Amendment”), by and among, The Riverview Group (the “Buyer”) and VA Software Corporation, a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined in this First Amendment shall have the meaning provided for such terms in the Registration Rights Agreement by and between such parties and dated November 6, 2003 (the “Agreement”).

      WHEREAS the Buyer and the Company entered into the Agreement;

      WHEREAS the Buyer and the Company desire to amend Section 2.f. of the Agreement in its entirety as set forth in this First Amendment;

      WHEREAS pursuant to Section 10 of the Agreement, the undersigned may amend the provisions of the Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, intending to be legally bound hereby, the parties agree as follows:

      1. The Agreement is herby amended to replace Section 2.f. in its entirety as follows:

     Effect of Failure to Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is not declared effective by the SEC on or before the Effectiveness Deadline (an “Effectiveness Failure”) or (ii) on any day after such Registration Statement has been declared effective by the SEC sales of all the Registrable Securities required to be included on such Registration Statement cannot be made as a result of a failure of the Company to utilize its reasonable best efforts (other than pursuant to Section 3(l))(including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register sufficient shares of Common Stock)(a “Maintenance Failure”), then, except where such Effectiveness Failure or Maintenance Failure is as a result of actions or inactions of one or more Investors or Legal Counsel, as relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock, the Company shall pay to each Investor relating to such Registration Statement: (A) in the event of an Effectiveness Failure, an amount in cash equal to 2.00% of the total purchase price of the Common Stock purchased by such Investor pursuant to the Securities Purchase Agreement on the earlier of each 30 day period following an Effectiveness Failure or the third Business Day after such Effectiveness Failure is cured, (B) subject to Section 3(l), in the event of a Maintenance Failure, the Company shall pay each Investor an amount in cash equal to 2.00% of the total purchase price of the Common Stock purchased by such Investor pursuant to the Securities Purchase Agreement which has not yet been disposed of by such Investor on the earlier of each 30 day period following a Maintenance Failure or the third Business Day after such Maintenance Failure is cured; provided, however, that if there is an Effectiveness Failure or a Maintenance Failure as a result of delay caused by the unreasonable actions of Legal Counsel, no penalty shall be payable hereunder. Notwithstanding the foregoing, a Maintenance Failure shall not be deemed to have occurred if such Maintenance Failure is cured within three (3) Business Days (the “Maintenance Failure Grace Period”) and there has been no other Maintenance Failure at any time within the prior 120 days (determined as though there is no Maintenance Failure Grace Period).

     2. Except as specifically amended in this First Amendment, the Agreement shall remain in full force and effect as originally constituted and the undersigned shall remain obligated pursuant to the terms thereunder.

     3. This First Amendment may be executed simultaneously in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

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     IN WITNESS WHEREOF, the Company and the Buyer have caused this First Amendment to be signed by their respective officers or directors thereunto duly authorized, all as of the date first written above.

VA SOFWARE CORPORATION
By: /s/ Kathleen R. McElwee
Name: Kathleen R. McElwee
Title: SVP & CFO
BUYER THE RIVERVIEW GROUP LLC
By: /s/ Dan Cardella
Name: Dan Cardella
Title: Portfolio Manager